CHANGE OF ACCOUNTANT
UNITED STATES
SECURITIES AND EXHANGE COMMISSION
Washington, DC 20549
Form 8-K


                          CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): June 5, 2003

                AMERICAN SPORTS DEVELOPMENT GROUP, INC.
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)


Commission File Number 0 - 26943

         Delaware                                      95-4847818
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(State or other jurisdiction                          (IRS Employer
     of incorporation)                             Identification No.)

                  155 Verdin Road, Greenville, SC 29607
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          (Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: 864-458-7221


                             Not Applicable
     -------------------------------------------------------------
     (Former Name or Former Address, if Changed Since Last Report)


Item 5. Other Events.

On June 5, 2003 Director Matthew Brown tendered his resignation from the board of directors of the Company, as well as an officer of the Company and William R. Fairbanks was appointed to fill the vacancy on the board of directors created by his resignation. Also on June 5, 2003, Director John Pope tendered his resignation from the board of directors of the Company, as well as an officer of the Company and Douglas L. Brown was appointed to fill the vacancy on the board of directors created by his resignation.

Also on June 5, 2003, the board elected William R. Fairbanks as
Chairman of the Board of Directors, and elected Douglas L. Brown as Secretary of the Company.

On May 15, 2003, the Company executed an agreement to sell all of the assets of its wholly owned subsidiary, Paintball, Inc., to an unaffiliated party, Camden Holdings, Inc., a Nevada corporation. On June 5, 2003, the board of directors of the Company voted to terminate the agreement with Camden, and the parties to the agreement executed a mutual termination of all agreements which states that non-compliance with the provisions set forth in the documents rendered all attempts to consummate any contracts or agreements null and void.


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                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Date:  June 13, 2003

       American Sports Development Group, Inc.
       (Registrant)

       /s/ William R. Fairbanks

       William R. Fairbanks
       Chairman of the Board of Directors


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